UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2014

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on May 6, 2014. Stockholders took the following actions:

•	elected nine (9) directors for one-year terms ending at the 2015 annual meeting of stockholders (Proposal 1);

•	approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement (Proposal 2); and

•	ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014 (Proposal 3).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors

Nominee	For	Against	Abstained	Broker Non-Votes
Christopher B. Begley	125,875,486	563,869	934,860	14,379,193
Betsy J. Bernard	108,759,914	17,058,128	1,556,173	14,379,193
Paul M. Bisaro	123,493,382	2,948,580	932,253	14,379,193
Gail K. Boudreaux	123,540,758	2,913,152	920,305	14,379,193
David C. Dvorak	126,095,670	326,730	951,815	14,379,193
Larry C. Glasscock	123,223,384	3,213,965	936,866	14,379,193
Robert A. Hagemann	125,497,024	310,420	1,566,771	14,379,193
Arthur J. Higgins	125,398,473	412,960	1,562,782	14,379,193
Cecil B. Pickett, Ph.D.	125,401,014	415,740	1,557,461	14,379,193

Proposal 2 – Advisory Vote on Executive Compensation

For	Against	Abstained	Broker Non-Votes
122,352,800	3,139,189	1,882,226	14,379,193

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-Votes
139,905,227	831,930	1,016,251	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 8, 2014

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary